Exhibit 4.1

security columbian united states banknote company 1960 SEE REVERSE FOR CERTAIN DEFINITIONS COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP 00847X 10 4 THIS CERTIFIES THAT IS THE RECORD HOLDER OF FULLY PAID AND NON-ASSESSABLE AGIOSPHARMACEUTICALS, SHARES OF COMMON STOCK, $0.001 INC. PAR VALUE PER SHARE, OF transferable on the books of the Corporation in person or by duly authorized Attorney, upon surrender of the Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. WITNESS, the facsimile signatures of the Corporation’s duly authorized officers. Dated: PRESIDENT SECRETARY COUNTERSIGNED AMERICAN AND REGISTERED: STOCK TRANSFER TRUST& COMPANY, LLC (Brooklyn, NY) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE ABnote North America COLUMBIA, 711 ARMSTRONG TENNESSEE LANE 38401 AGIOS PROOF PHARMACEUTICALS, OF: JUNE 21, 2013 INC. (931) 388-3003 WO- 7140 FACE SALES: HOLLY GRONER 931-490-7660 OPERATOR: NEW DKS Colors Selected for Printing: Intaglio prints in SC-7 Dark Blue. Logo prints in 4/color Process. However, COLOR: This it is not proof an was exact printed color from rendition, a digital and le the or final artwork printed on product a graphics may quality, appear color slightly laser different printer. from It is a the good proof representation due to the difference of the color between as it will the appear dyes and on the printing final ink. product. NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF Agios AG

Stockholders may obtain, upon request and without charge, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof from the principal office of the Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT– Custodian TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right under Uniform Gifts to Minors of survivorship and not as Act (State) tenants in common Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. ABnote North America COLUMBIA, 711 ARMSTRONG TENNESSEE LANE 38401 AGIOS PROOF PHARMACEUTICALS OF: JUNE 21, 2013 INC. (931) 388-3003 WO- 7140 BACK HOLLY GRONER 931-490-7660 OPERATOR: NEW DKS PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF